Exhibit 10.15

SETTLEMENT AGREEMENT

                                This Settlement Agreement is entered into and effective as of the 31st day of December, 2005, by and among Apogee Technology, Inc., a Massachusetts corporation (“Apogee”) and National Hybrid, Inc., a New York corporation (“National”).

                                WHEREAS, on or about November 3, 2004, Apogee filed a Complaint in the United States District Court for the Eastern District of New York (the “Court”), entitled Apogee Technology, Inc. v. National Hybrid, Inc., Civil Action No. 04 CV 4764 (AS) (ETB) (the “Action”) seeking, inter alia, injunctive and declaratory relief and damages with respect to certain intellectual property and the physical manifestations thereof previously owned by Standard MEMS, Inc., a Delaware corporation (“SMI”) and alleged to have been assigned to Apogee’s assignor, Glenn Fricano (“Fricano”), by Kavlico Corporation (“Kavlico”), as the holder of a blanket security interest in the assets of SMI, in accordance with a certain Release of Rights Agreement dated March 31, 2004 (the “SMI Intellectual Property”);

                                WHEREAS, National denied the material allegations of the Complaint and asserted Counterclaims against Apogee in the Action seeking, inter alia, declaratory relief and money damages with respect to the Intellectual property alleging it is the rightful owner of the assets of SMI, including the SMI Intellectual Property, in accordance with a certain Equipment Sale and Hold Harmless Agreement between National and Kavlico, dated December 23, 2003;

                                WHEREAS, National filed and served a Third Party Complaint upon Kavlico seeking, inter alia, money damages and indemnification from Kavlico;

                                WHEREAS, National and Apogee have agreed to settle their disputes without resort to further litigation, and National has agreed to release all its claims against Kavlico set forth in the Third Party Complaint, on the following terms and conditions.

                                NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants and obligations contained herein, the parties hereto agree as follows:

1.             Subject to the provisions of paragraphs 3, 4 and 5 hereof, National: (a) withdraws any claim to the SMI Intellectual Property, (b) will not dispute any right, title and interest of Apogee, if any, to the SMI Intellectual Property, (c) assigns to Apogee, without representation or warranty, all of its right, title and interest, if any, in the SMI Intellectual Property, and (d) represents and warrants to Apogee that National has not previously made an assignment of, or encumbered, the SMI Intellectual Property or any interest therein.

2.             Apogee represents warrants to National that Apogee (a) has purchased from Fricano all of the interest in the SMI Intellectual Property that Fricano purchased from Kavlico, and (b) Apogee has not made an assignment of, or encumbered, the SMI Intellectual Property, or any interest therein.

3.             Apogee hereby agrees that it will not assert any claim to the equipment and other tangible assets of SMI purchased by National from Kavlico pursuant to an Equipment Sale and Hold Harmless Agreement between National and Kavlico other than the Excluded Items as defined below (collectively, the “SMI Tangible Property”).

4.             Apogee agrees that National may, without notice to Apogee and without restriction of any nature whatsoever, sell, transfer, dispose, hypothecate and/or alienate any and all of the SMI Tangible Property, in “As Is” condition or otherwise, including but not limited to any and all of the contents, software, operating systems and any and all of the component and/or accessory parts thereto absolutely free and clear of any claim by Apogee, excluding however; any (a) notebooks, (b) drawings, (c) other paper files or (d) “floppy disks” expressly embodying the SMI Intellectual Property which Apogee will identify and take possession of during the Inspection Period (collectively, the “Excluded Items”).  Apogee agrees that it shall not assert any claim against any of National’s successors, assignees or transferees, including but not limited to any bona fide purchasers of the SMI Tangible Property upon compliance by National with Paragraph 6 hereof.

5.             Apogee hereby acknowledges that, prior to any sale, transfer or any other disposition of the SMI Tangible Property, National is not obligated to remove, disassemble, decommission or take any action whatsoever with respect to any contents, software, operating systems, information, formulations or any other material included in or connected with the Tangible Property except allowing Apogee to take possession of the Excluded Items during the Inspection Period as set forth in Paragraph 6 hereof.

6.             Commencing on the execution hereof and within twenty (20) days thereafter (the “Inspection Period”), Apogee may, at its own cost and expense, during normal business hours and without disrupting the operations of National, inspect National’s warehouse and/or facility to assemble and gather the Excluded Items that may be located at such warehouse or facility.  During the Inspection Period, National will, at National’s expense, provide one or more engineering personnel (“National Engineer(s)”) to assist Apogee’s representative(s), in any reasonable inquiry and will arrange reasonable access to the SMI Tangible Property to permit a search for the Excluded Items to be completed within the Inspection Period.  Apogee’s representative(s) shall segregate what are believed to be Excluded Items and provide a list thereof to the National Engineers.  If the National Engineers shall disagree with the Apogee representatives as to whether something is to be an Excluded Item, within five (5) business days after receiving such list, the immediate possession of the disputed Excluded Items shall be given to National’s counsel.  Unless such dispute is resolved by the parties, by the end of 30 days after the Inspection Period the dispute shall be resolved by the Court, which shall retain jurisdiction to enforce this Agreement.  Such inspection shall not require National to operate, start up, decommission or otherwise modify any of the SMI Tangible Property.

7.             National and Apogee each hereby release and forever discharge the other, its officers, employees, stockholders, directors, successors, assigns, agents, personal representatives, transferees or persons or entities affiliated with the aforementioned and any and all persons acting on their behalf of any and all claims or causes of actions which it asserted or could have been asserted against the other, its officers, employees, stockholders, directors, successors, assigns, agents, personal representatives, transferees or persons or entities affiliated with the aforementioned and any and all persons action on their behalf arising out of or relating to the SMI Intellectual Property or the SMI Tangible Property, except that this Settlement Agreement is not subject to such release.

8.             Contemporaneously herewith the parties, and Kavlico, shall execute a Stipulation and Order of Discontinuance with Prejudice (the “Stipulation”) so that it may be submitted to the Court discontinuing the Action and the Third Party Complaint. The Stipulation shall provide that the Court will retain jurisdiction to enforce this Settlement Agreement. The parties agree to take all necessary steps to procure such Order of Discontinuance with Prejudice should Kavlico not execute such stipulation.

9.             This Settlement Agreement and the Stipulation and Order of Discontinuance with Prejudice referred to herein and executed contemporaneously herewith, shall constitute the entire agreement between the parties with respect to the subject matter hereof and merge all prior discussions and negotiations between them.

10.           No party hereto has relied on any statement of representations not expressly set forth herein.  This Agreement is a full, final and exclusive expression of the agreement of the parties hereto and supercedes all prior agreements, understandings, proposals and communications, oral or written, of either party with respect to the subject matter hereof and the transactions contemplated hereby.

11.           This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

12.           The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents and take such other action as may be required to effectively carry out the transactions of the settlement contemplated herein.

13.           This Settlement Agreement may not be changed except by a writing signed by the parties hereto.

14.           The parties hereto hereby declare and represent that in effectuating this Settlement Agreement they have, and counsel of their choice have, each carefully read the following language, know and understand the contents thereof, and have freely and voluntarily affixed their signatures hereto.

15.           This Agreement and the transactions and obligations arising hereunder shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflicts of law.

16.           This Agreement may be executed in any number of counterparts and/or via facsimile signature, each of which shall be deemed to be an original, all of which together shall be deemed to be one and the same Settlement Agreement.

	APGOEE TECHNOLOGY, INC.		NATIONAL HYBRID, INC.

By:		By:	/s/ Roy Nardin
Pres & CEO

	RUSKIN MOSCOU FALTISCHEK, P.C.		MORITT HOCK HAMROFF &
	Attorneys for Apogee Technology Corp.		HORWITZ LLP
Attorneys for National Hybrid, Inc.

By:	/s/ Stephen E. Kesselman	By:	/s/ Michael S. Re
	Stephen E. Kessleman, Esq.		Michael S. Re, Esq.
	1425 EAB Plaza		400 Garden City Plaza
	Uniondale, New York 11556		Garden City, New York 11530
	(516) 663-6600		(516) 873-2000

STATE OF MASSACHUSETTS	)
	)	ss.:
COUNTY OF	)

                On this          day of                 , 2006, before me personally came David B. Meyers to me known to be the President of APOGEE TECHNOLOGY, INC., a corporation, one of the parties to the action and who executed the foregoing instrument, and acknowledged that he executed the same.

Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF SUFFOLK	)

                On this  27th day of   February, 2006, before me personally came Roy Nardin to me known to be the President of NATIONAL HYBRID INC., a corporation, one of the parties to the action and who executed the foregoing instrument, and acknowledged that he executed the same.

/s/ Carol Ann Klemm
Notary Public

Suffolk Cnty. #52-4637587
Carol Ann Klemm
Notary Public - N.Y.S. - EXP. 12/31/06